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                                                                      EXHIBIT 21



              LIST OF SUBSIDIARIES OF U.S. FRANCHISE SYSTEMS, INC.



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SUBSIDIARY                                                                STATE OF INCORPORATION/ORGANIZATION
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
Microtel Inns and Suites Franchising, Inc. .........................                       Georgia

Hawthorn Suites Franchising, Inc. ..................................                       Georgia

Microtel Inns Realty Corp. .........................................                       Georgia

Microtel International, Inc. .......................................                       Georgia

US Funding Corp. ...................................................                       Georgia

U.S. Franchise Capital, Inc. .......................................                       Georgia

USFS Equity, LLC....................................................                      Delaware

Tempe Inns Realty Corp. ............................................                       Georgia

Chandler Inns Realty Corp. .........................................                       Georgia

Tempe Holdings, LLC ................................................                       Arizona

Chandler Holdings, LLC .............................................                       Arizona

HSA Properties, LLC ................................................                      Delaware

Best Acquisition, Inc. .............................................                       Georgia

USFS Management, Inc. ..............................................                       Georgia

Best Franchising, Inc. .............................................                       Georgia
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